                                                                     EXHIBIT H-1

                            ASSETS TO BE TRANSFERRED




                  STATION                                  LOCATION                   NET INSTALLED
                  -------                                  --------                     CAPACITY
                                                                                       -----------
                                                                                       (KILOWATTS)
                                                                                       -----------

COAL-FIRED
   Edge Moor...........................           Wilmington, DE................         260,000
   Keystone*...........................           Shelocta, PA..................          63,000
   Conemaugh*..........................           New Florence, PA..............          63,000

OIL-FIRED
   Edge Moor...........................           Wilmington, DE................         445,000

COMBUSTION TURBINES/COMBINES CYCLE
   Hay Road............................           Wilmington, DE................         511,000
   Cumberland..........................           Millville, NJ.................          84,000
   Sherman Avenue......................           Vineland, NJ..................          81,000
   Middle..............................           Rio Grande, NJ................          77,000
   Carll's Corner......................           Upper Deerfield Twp, NJ.......          73,000
   Cedar...............................           Cedar Run, NJ.................          68,000
   Missouri Avenue.....................           Atlantic City, NJ.............          60,000
   Mickleton...........................           Mickleton, NJ.................          59,000
   Christiana..........................           Wilmington, DE................          45,000
   Edge Moor...........................           Wilmington, DE................          13,000
   Madison Street......................           Wilmington, DE................          11,000
   West................................           Marshallton, DE...............          15,000
   Delaware City.......................           Delaware City, DE.............          16,000
   Tasley..............................           Tasley, VA....................          26,000

DIESEL UNITS
  Crisfield............................           Crisfield, MD.................          10,000
  Bayview..............................           Bayview, VA...................          12,000
  Keystone*............................           Shelocta, PA..................             400
  Conemaugh*...........................           New Florence, PA..............             400


         *Assets being transferred o CDG subject to an obligation to transfer the facilities to an EWG third party purchaser under the terms of a like-kind exchange agreement.